UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2018

DUKE REALTY CORPORATION
DUKE REALTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

600 East 96th Street
Suite 100
Indianapolis, IN 46240
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2018, Duke Realty Corporation, an Indiana corporation (the “Company”), filed a Current Report on Form 8-K (the “Original 8-K”) under Item 5.02 disclosing that the Board of Directors (the “Board”) of the Company appointed Messrs. John P. Case and Chris Sultemeier to the Board. This amendment to the Original 8-K is being filed to report that the Board appointed Mr. Case to the Board’s Executive Compensation Committee, effective May 1, 2018, and Mr. Sultemeier to the Board’s Finance Committee, effective May 1, 2018. The Board has determined that Mr. Jenkins satisfies all applicable requirements to serve on the Executive Compensation Committee, including without limitation the applicable requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP

By: Duke Realty Corporation, its general partner

By:	/s/ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

Dated: April 26, 2018